                                                                    Exhibit 99.2


FREEDOM SECURITIES CORPORATION REPORTS 11% INCREASE IN FOURTH QUARTER NET INCOME ON RECORD REVENUES


Boston (January 19, 2000) - Freedom Securities Corporation (NYSE: FSI) today announced that net income for the quarter ended December 31, 1999 was $7.9 million, an 11% increase over last year's fourth quarter results. Net revenues for the company reached $166.3 million in the fourth quarter of 1999 versus $118.7 million, a 40% increase over the same period in 1998. For the year ended December 31, 1999, Freedom Securities reported net income of $29.1 million up 16% over 1998, and 10% before extraordinary item. Net revenues were a record $553.3 million in 1999, a 26% increase over last year.


On a per share basis, earnings (diluted) for the quarter were $0.36 per share up from $0.34 in the fourth quarter of last year. Per share earnings for the year were $1.39 up from $1.34 a year ago. The earnings per share amounts for 1999 were based on 21.0 million diluted shares versus 19.7 million diluted shares in 1998.


John H. Goldsmith, Chairman and Chief Executive Officer of Freedom Securities stated: "I am pleased with our performance, both for the last quarter of 1999 and for the year as a whole, particularly in light of the significant costs incurred in our acquisitions." Freedom Securities acquired four firms during 1999: Hopper Soliday and Charter Investment Group in the first quarter, Gibraltar Securities in the third quarter and most recently Hill Thompson Magid & Co., a New Jersey-based over-the-counter trading firm in the fourth quarter.


Freedom Securities also continued its aggressive growth strategy by hiring over 120 new brokers during 1999. Mr. Goldsmith noted, "The investments that were made in people during 1999 will have a positive benefit to the Company in 2000 and beyond."


Commission revenues for the fourth quarter were $67.9 million, or 44% higher than the same period last year. For the year, commission revenues were up 28% to $228.2 million. Revenues from principal transactions rose sharply, to $49.6 million, an increase of 63% over the fourth quarter of 1998. For the year, principal transaction revenues rose 49% to $146.6 million.


Asset management revenues grew 34% in the fourth quarter to $18.2 million. For the year, asset management revenue was up 42% to $67.1 million and assets under management grew 22% to $11.0 billion at the end of 1999.


Investment banking revenues were up slightly in the quarter to $19.5 million, an increase of 3% over the same time period in 1998. However, investment banking revenues were down for the year to $72.9 million, a decline of 11% due in part to the transitional effects of realigning much of the Company's equity capital market businesses.

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Total non-interest expenses were $152.2 million, up 43% from the fourth quarter of 1998. For the year, expenses rose 28% over 1998 to $504.5 million. The rise in expenses is due primarily to the first time inclusion of the newly acquired companies, costs associated with the recruitment of investment executives and acquisition related costs.


Freedom Securities Corporation, based in Boston, is a leading full-service retail brokerage and investment firm with over 2,600 employees. Its operating subsidiaries include Tucker Anthony Incorporated, a full-service brokerage and investment firm, and its divisions: Tucker Anthony Cleary Gull, an investment banking and institutional brokerage firm, Gibraltar Securities, a brokerage and investment advisory firm, and Hopper Soliday, a municipal finance and underwriting brokerage firm; Sutro & Co., Incorporated, a West Coast brokerage and investment banking firm; Hill Thompson Magid & Co., a New Jersey-based OTC trading firm; Freedom Capital Management Corporation, a Boston-based asset management firm; and Cleary Gull Investment Management Services, Inc., a Milwaukee-based asset management firm. For investor information, please call 1-888-949-7000.


Statements in this news release, which are not strictly historical, are forward-looking statements, which are subject to risk and uncertainty. Factors that may cause actual results to differ materially include, but are not limited to, business conditions, competition, the successful management of projects, unexpected termination of projects, attracting and retaining highly-skilled employees, and various other factors which involve risk and uncertainty detailed in the Company's filings with the Securities and Exchange Commission.


Contact:


John Goldsmith, Chairman & CEO
Freedom Securities Corporation
Tel.: 617-725-1764


Christopher Williams
Coltrin & Associates
Tel.: 212-221-1616, ext. 29
E-mail: chris_williams@coltrin.com



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                         FREEDOM SECURITIES CORPORATION
                       CONSOLIDATED SUMMARY OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)


                                                          QUARTERS ENDED          TWELVE MONTHS ENDED
                                                           DECEMBER 31,                DECEMBER 31
                                                     ----------------------      ----------------------
                                                       1999          1998          1999          1998
                                                     --------      --------      --------      --------
Revenues:
   Commissions                                       $ 67,878      $ 47,300      $228,198      $178,959
   Principal Transactions                              49,621        30,536       146,638        98,287
   Investment Banking                                  19,489        18,905        72,852        82,255
   Asset Management                                    18,243        13,573        67,106        47,294
   Other                                                3,082         1,643         9,649         8,569
                                                     --------      --------      --------      --------
              Total operating revenues                158,313       111,957       524,443       415,364
   Interest income                                     20,135        12,150        66,228        50,848
                                                     --------      --------      --------      --------
              Total revenues                          178,448       124,107       590,671       466,212
   Interest expense                                    12,116         5,364        37,335        25,836
                                                     --------      --------      --------      --------
              Net revenues                            166,332       118,743       553,336       440,376

Non-interest expenses:
   Compensation & Benefits                            108,867        76,712       362,239       286,072
   Occupancy & Equipment                                7,534         6,249        28,567        23,557
   Communications                                       6,182         5,177        22,355        18,373
   Brokerage & Clearance                                7,038         4,053        21,662        14,430
   Promotional                                          5,946         4,264        18,112        14,115
   Other                                               16,639        10,149        51,607        37,771
                                                     --------      --------      --------      --------
              Total non-interest expenses             152,206       106,604       504,542       394,318

Acquisition interest expense                              685          --             810         1,464
                                                     --------      --------      --------      --------
Income before taxes                                    13,441        12,139        47,984        44,594
Income tax expense                                      5,578         5,062        18,868        18,183
                                                     --------      --------      --------      --------
Net Income before Extraordinary Item                 $  7,863      $  7,077      $ 29,116      $ 26,411

   Extraordinary Item (net of tax)*                                                            $  1,276
                                                     --------      --------      --------      --------
Net Income after Extraordinary Item                  $  7,863      $  7,077      $ 29,116      $ 25,135
                                                     ========      ========      ========      ========

Earnings per share
              Basic before Extraordinary Item        $   0.37      $   0.35      $   1.45      $   1.41
              Basic after Extraordinary Item         $   0.37      $   0.35      $   1.45      $   1.34
              Diluted before Extraordinary Item      $   0.36      $   0.34      $   1.39      $   1.34
              Diluted after Extraordinary Item       $   0.36      $   0.34      $   1.39      $   1.28

Weighted average common shares
              Basic                                    21,289        20,084        20,094        18,701
              Diluted                                  22,044        20,956        20,995        19,705


* Extraordinary Item is related to the write-off of capitalized debt costs as a result of the retirement of $77.5 million in debt at the time of the Company's April 2, 1998 IPO.

     Certain prior period amounts have been reclassified to conform with current period presentation.


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                         FREEDOM SECURITIES CORPORATION
                           CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
           (In thousands, except per share data and financial ratios)




                                                                      TWELVE MONTHS ENDED DECEMBER 31,
                                                                      --------------------------------
                                                                          1999               1998
                                                                      ----------           -----------
BALANCE SHEET DATA AT END OF PERIOD:
     Total assets                                                      $818,003             $606,250
     Long-term borrowings                                              $ 60,301             $ 16,709
     Total stockholders' equity                                        $272,216             $223,390
     Book value per common share outstanding (1)                       $  12.51             $  11.13
     Common shares outstanding at end of period                          21,752               20,079

OTHER FINANCIAL DATA:
     Ratio of long-term borrowings to total capitalization (2)               18%                   7%
     Return on average equity                                                12%                  16%
     Compensation as percentage of net revenues                              65%                  65%
     Pre-tax margin                                                           9%                  10%


(1) Book value per share reflects the stock-split which occurred in conjunction with the April 2, 1998 IPO.
(2) Total capitalization consists of long-term borrowings and stockholders' equity at the end of the period.